UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

Current Report
Pursuant To Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 11, 2012

ADVANCED MEDICAL ISOTOPE CORPORATION

(Name of registrant as specified in its charter)

Delaware	000-53497	80-0138937
(State or other jurisdiction of Incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

6208 W. Okanogan Ave. Kennewick, WA 99336		99336
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (509) 736-4000

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(d) Advanced Medical Isotope Corporation (the “Company”) appointed Thomas J. Clement to its Board of Directors, effective September 11, 2012.  Mr. Clement received 250,000 stock options with an exercise price of $0.21 and an expiration date of September 5, 2015.

The Board has determined that Mr. Clement is an independent director under the Company’s independence guidelines.  There are no arrangements or undertakings between Mr. Clement and any other persons pursuant to which he was elected as a director of the Company. There are no family relationships between Mr. Clement and any director, executive officer or any person nominated or chosen by the Company to become a director or executive officer. There are no related person transactions (within the meaning of Item 404(a) of Regulation S-K promulgated by the Securities and Exchange Commission) between Mr. Clement and the Company.

Clement has over 30 years experience in product development engineering, engineering management, and senior management.  In 1998 Clement co-founded Pathway Medical Technologies, Inc. (“Pathway”), serving as its Chief Executive Officer.   Pathway was acquired by Bayer Healthcare of Germany in 2011.

The full text of the press release issued in connection with the announcement is set forth in Exhibit 99.1 which is attached hereto.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description

99.1	Press Release, dated September 11, 2012.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ADVANCED MEDICAL ISOTOPE CORPORATION

Date: September 14, 2012	By:	/s/ James C. Katzaroff
	Name:	James C. Katzaroff
	Title:	Chairman and Chief Executive Officer